                                                                   EXHIBIT 10.54


                        SETTLEMENT AND RELEASE AGREEMENT

This Agreement is entered into between Boehringer Ingelheim Austria GmbH ("BI Austria") and Connetics Corporation ("Connetics"), effective as of December 13, 2001 (the "Effective Date"). BI Austria and Connetics are sometimes referred to individually in this Amendment as a "Party" and collectively as the "Parties."

                                   BACKGROUND

A. BI Austria (under its former name Bender + Co Ges mbH) and Connetics are parties to the Relaxin Scale-up and Bulk Supply Agreement dated December 1, 1998, as amended May 10, 1999, and December 22, 2000 (the "Original Agreement"), pursuant to which Connetics contracted with BI Austria to manufacture Relaxin (the "Relaxin Project").

B. Following the failure of a Phase III clinical trial in October 2000, Connetics has significantly scaled back the Relaxin Project, and the Parties have had numerous discussions and meetings since that time to discuss the impact of that decision on the Original Agreement.

C. The Parties desire to reach a final and complete settlement of all claims and disputes between them, and exchange general releases, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the payments, releases, covenants and undertakings set forth in this Agreement, BI Austria and Connetics agree as follows:

                               A G R E E M E N T:

        SECTION 1. AFFILIATES. For purposes of this Agreement, the term "Affiliate" means any corporation or business entity controlled by, controlling, or under common control with BIA or Connetics, as the case may be. For this purpose "control" shall mean the direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of, or at least fifty percent (50%) interest in the income of, such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

        SECTION 2. PAYMENT.

               2.1. In consideration for the full and final settlement of outstanding disputes and for the releases described in Sections 6 and 7, below, Connetics agrees to pay an aggregate amount of E1,103,000 (One Million One Hundred Three Thousand Euros) to BIA. For purposes of this Agreement, it is agreed that the payment represents the following:

               (a) E400,000 for the labor required to complete the reports required by Section 3, below;

               (b) E70,000 representing the second and final installment due upon completion of the report on the scale up of the Relaxin Project to 100-200 kg;

               (c) E73,000 representing payment for the raw materials and components listed on ATTACHMENT A to this Agreement; and

               (d)  E560,000 as compensation to BIA.

               2.2. The payments to BIA pursuant to this Section 2 shall be made in four installments, payable as follows:

                    ------------------------------------------------------------
                    AMOUNT             DATE DUE
                    ------------------------------------------------------------

                    E250,000           15 December 2001
                    ------------------------------------------------------------
                    E250,000           15 February 2002
                    ------------------------------------------------------------
                    E250,000           15 April 2002
                    ------------------------------------------------------------
                    E353,000           Upon receipt of the final report due
                                       pursuant to Section 3 of this Agreement
                    ------------------------------------------------------------


               2.2. [*]

        SECTION 3. BIA'S DUTIES. BIA will ship to Connetics the relaxin Master Cell Bank, and the relaxin Working Cell Bank, according to instructions from Connetics. BIA will finalize the testing described on ATTACHMENT B to this Agreement, and shall, as soon as practicable but in no event later than 30 June 2002, provide all the reports set forth specifically on ATTACHMENT C to this Agreement. The Parties agree that the labor involved in completing the testing and the reports represents approximately one "person-year," or the time it would take one person to complete the task, and that for purposes of this Agreement the rate for one person-year is set at E400,000 (Four Hundred Thousand Euros). All material and documents shipped by BIA pursuant to this provision shall be shipped ex works BI Austria facility.

        SECTION 4. TERMINATION OF ORIGINAL AGREEMENT. Effective upon complete fulfillment of the obligations of both Parties of this Agreement, the Original Agreement is terminated and all rights and obligations under the Original Agreement shall revert back to BIA or Connetics, as the case may be, without the need for further action, and neither BIA nor Connetics shall have any further obligations under the Original Agreement.

        SECTION 5. NO LITIGATION. BIA and Connetics affirm that neither party has commenced arbitration or litigation proceedings under the Original Agreement.

        SECTION 6. RELEASE BY CONNETICS. Except for Claims (as defined in this
Section 6) for breach of this Agreement, Connetics, on behalf of itself and its officers, directors, employees, representatives, predecessors, successors, agents, assigns and attorneys (together, the "Connetics Releasors"), do hereby forever release and discharge BIA, and its officers, directors, employees, representatives, predecessors, successors, agents, assigns and attorneys (together, the "BIA

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Releasees"), from any and all actions, causes of actions, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to any of the Connetics Releasors (collectively, "Claims"), which the Connetics Releasors, or any of them, ever had, now have or hereafter can, shall, or may have, whether in their own right or by assignment, transfer or grant from any other person, upon or by reason of any fact, event, agreement, matter, cause or thing whatsoever occurring prior to or existing as of the Effective Date, including, but not limited to, any Claims relating directly, indirectly, or in any way to the Original Agreement.

        SECTION 7. RELEASE BY BIA. Except for Claims (as defined in this Section
7) for breach of this Agreement, BIA, on behalf of itself and its officers, directors, employees, representatives, predecessors, successors, agents, assigns and attorneys (together, the "BIA Releasors"), do hereby forever release and discharge Connetics, and its officers, directors, employees, representatives, predecessors, successors, agents, assigns and attorneys (together, the "Connetics Releasees"), from any and all actions, causes of actions, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to any of the BIA Releasors (collectively, "Claims"), which the BIA Releasors, or any of them, ever had, now have or hereafter can, shall, or may have, whether in their own right or by assignment, transfer or grant from any other person, , upon or by reason of any fact, event, agreement, matter, cause or thing whatsoever occurring prior to or existing as of the Effective Date, including, but not limited to, any Claims relating directly, indirectly, or in any way to the Original Agreement.

        SECTION 8. ADMISSIBILITY. Nothing in this Agreement shall be construed as an admission by any Party of any liability of any kind to the other Party. This Agreement shall not be admissible as evidence against either Party or its Affiliates in any proceeding other than in a proceeding to enforce an obligation of a Party under this Agreement or as proof of the termination of the Original Agreement.

        SECTION 9. NOTICES. Any notice given pursuant to this Agreement shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed to have been duly delivered if delivered in person or by certified or registered or overnight express mail, postage and mailing expense prepaid, or by facsimile transmission with hard copy to follow by regular mail and, if given or rendered to BIA or its Affiliates addressed to:

        Dr. Kurt Konopitzky
        Head, Division Biopharmaceuticals/Operations
        Boehringer Ingelheim Austria GmbH
        Dr. Boehringer-Gasse 5-11
        A-1121 Vienna
        Austria
or if given or rendered to Connetics or its Affiliates addressed to:

        Connetics Corporation
        3290 West Bayshore Road
        Palo Alto, California 94303
        U.S.A.
        Attention: Chief Executive Officer

Either party may specify a different address by notifying the other in writing of such different address.

        SECTION 10. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to such persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, provided that such invalid or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic and business intentions of the parties to this Agreement.

        SECTION 11. BIA ACKNOWLEDGMENT. BIA hereby warrants and represents that
(a) it has read and understood the terms of this Agreement; (b) it has the full right and authority (i) to enter into this Agreement, (ii) to grant the releases, covenants and undertakings recited in this Agreement on its own behalf and on behalf of each BIA Affiliate, and (iii) to enter into the agreements received in this Agreement on its own behalf and on behalf of each BIA Affiliate; and (c) there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions set forth in this Agreement.

        SECTION 12. CONNETICS ACKNOWLEDGMENT. Connetics hereby warrants and represents that (a) it has read and understood the terms of this Agreement; (b) it has the full right and authority (i) to enter into this Agreement, (ii) to grant the releases, covenants and undertakings recited in this Agreement on its own behalf and on behalf of each Connetics Affiliate, and (iii) to enter into the agreements received in this Agreement on its own behalf and on behalf of each Connetics Affiliate; and (c) there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions set forth in this Agreement.

        SECTION 13. INTEGRATION. Except as otherwise specifically set forth in this Agreement, this Agreement, together with its Exhibits, represents the entire agreement and understanding between and among the Parties with respect to the subject matter of this Agreement and supersedes any and all prior or contemporaneous discussions, agreements and understandings relating thereto. Specifically, except as otherwise expressly provided in this Agreement, the Original Agreement is expressly terminated and superseded as of the Effective Date by operation of this Agreement.

        SECTION 14. STRICT PERFORMANCE. The failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any

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right or remedy consequent upon a breach thereof shall not constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        SECTION 15. NO AGENCY. Nothing in this Agreement shall be deemed to appoint or authorize any party to act as an agent of the other party or to assume or incur any liability or obligation in the name or on behalf of the other party.

        SECTION 16. GOVERNING LAW. This Agreement shall be governed by the laws of the United States of America and of the State of New York. The terms of this Agreement may be enforced in any court of competent jurisdiction. Both Parties hereby acknowledge and submit to the jurisdiction of the Federal District Court for the District of New York to hear and resolve any dispute over terms of this Agreement, to protect and enforce the Parties' rights under this Agreement, to rectify the contract if necessary, and to order specific performance, injunction or similar equitable relief.

        SECTION 17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

WHEREFORE, the Parties, having been duly authorized to do so, have caused this Agreement to be executed as of the Effective Date.

Boehringer Ingelheim Austria GmbH                 Connetics Corporation

By: /s/ KURT KONOPITZKY                           By:  /s/ THOMAS G. WIGGANS
   ----------------------------------                 -----------------------------------------
        Dr. Kurt Konopitzky                               Thomas G. Wiggans
        Head, Division                                    President and Chief Executive Officer
        Biopharmaceuticals/Operations

By: /s/ ELISABETH TOMASCHKO                       By:  /s/ JOHN L. HIGGINS
   ----------------------------------                 -----------------------------------------
        Dr. Elisabeth Tomaschko                           John L. Higgins
        Legal Counsel                                     Executive Vice President and Chief
                                                            Financial Officer


LIST OF ATTACHMENTS:

ATTACHMENT A          RAW MATERIALS AND COMPONENTS TO BE PAID FOR BY CONNETICS
ATTACHMENT B          STABILITY STUDIES TO BE COMPLETED BY BIA
ATTACHMENT C          REPORTS TO BE FURNISHED BY BIA

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                                  ATTACHMENT A
            RAW MATERIALS AND COMPONENTS TO BE PAID FOR BY CONNETICS


Promptly following the Effective Date, Connetics shall instruct BIA how to dispose of the materials and components listed on this Attachment.

========================================================================================
                    RAW MATERIAL OR                                        EST. PRICE
  ARTICLE #      COMPONENT DESIGNATION                   AMOUNT    UNIT         E
========================================================================================
[*]

                                   ATTACHMENT

[*]


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B
                    STABILITY STUDIES TO BE COMPLETED BY BIA

BIA will complete the following relaxin stability studies and provide a certificate of analysis upon completion of each study:

-------------------------------------------------------------------------------------------------
STUDY                 TEMPERATURE        BATCH NO.     TIMELINE              BIA ACTION
-------------------------------------------------------------------------------------------------

[*]


                                   ATTACHMENT


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT C
                         REPORTS TO BE FURNISHED BY BIA

------------------------------------------------------------------------------------------------------
   REPORT      REVISION
   NUMBER       NUMBER        DOCUMENT NAME                TITLE                        AUTHOR
------------------------------------------------------------------------------------------------------

                                                        [*]


                                       [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.